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                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

                                                                     EXHIBIT 5.1
                               September 15, 1997



Drypers Corporation
5300 Memorial Drive, Suite 900
Houston, Texas 77007


Gentlemen:

       We have acted as counsel for Drypers Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the proposed offer by the Company to exchange (the "Exchange Offer") 10 1/4% Series B Senior Notes due 2007 (up to $115,000,000 aggregate principal amount) (the "Exchange Notes"), for outstanding 10 1/4% Senior Notes due 2007 ($115,000,000 principal amount outstanding) (the "Outstanding Notes"). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 15, 1997 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee").

       We have examined (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, (ii) the Indenture, (iii) the Registration Statement on Form S-4, filed by the Company with the Securities and Exchange Commission, for the registration of the Exchange Notes under the Securities Act, and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

       In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes will be issued and
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Drypers Corporation
September 15, 1997
Page 2

exchanged in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

       Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Exchange Notes proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the 1933 Act and to compliance with any applicable state securities laws, when executed, authenticated, issued, delivered and exchanged in accordance with the Exchange Offer and the Indenture, will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

       The opinions expressed herein are subject to the following:

       a. The enforceability of the Exchange Notes may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

       b. We express no opinion as to the enforceability of any provisions of the Exchange Notes that would require the performance thereof in the presence of fraud or illegality on the part of the holders of the Exchange Notes or the Trustee.

       The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

       This opinion is rendered solely for the benefit of the Company and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                              Very truly yours,

                              /s/ FULBRIGHT & JAWORSKI L.L.P.

                              Fulbright & Jaworski L.L.P.